UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 29, 2003

ROANOKE TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	000-26715 (Commission File Number)	22-3558993 (IRS Employer ID No.)

539 Becker Drive,
Roanoke Rapids, North Carolina 27870
(252)   537-9222
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

On January 29, 2003, we removed Jack Webb as President, Chief Operating Officer and as a member of our Board of Directors, effective immediately. On such date, David L. Smith, Jr. was appointed as our new President in addition to his current responsibilities as our Chief Executive Officer. In addition, on January 29, 2003, Russell J. Jones was appointed as our new corporate Secretary, effective immediately. Russell J. Jones commenced workign with us as one of our founding employees in June, 1998. He is currently responsible for the daily operations of our business. As a founding employee, he assisted us in the pioneering of our sales department and our devleopment of the RTC Click business project. In his employment with us he has acted in the capacity of Sales Manager and Director of Operations. Mr. Jones attended the University of South Alabama from 1986 to 1990 where he majored in Computer Science. He also attended Mississippi Gulf Coast Community College from 1984 to 1986.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE TECHNOLOGY CORP.

By: /s/ David L. Smith, Jr. David L. Smith, Jr. Chief Executive Officer,President and Director

February 4, 2003